THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 39
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: September 13, 2004
Issue Date: September 16, 2004
The date of this Pricing Supplement is September 13, 2004


Fixed Rate Notes
---------------------------------------------------------------------------------------
                                                                              Interest
             Interest  Maturity   Price to  Discounts &                        Payment
  CUSIP#       Rate      Date      Public   Commissions  Reallowance  Dealer  Frequency
---------------------------------------------------------------------------------------
 07387EGA9     5.70%   9/15/2029  100.00%      2.50%        0.350%    98.00%    Semi
---------------------------------------------------------------------------------------


                                   Subject to Redemption
-------------------------------------------------------------------------------------------------------------
 First      First
Interest   Interest                                                                   Aggregate
Payment     Payment  Survivor's                                                       Principal      Net
 Date       Amount     Option      Yes/No        Date and Terms of Redemption           Amount     Proceeds
-------------------------------------------------------------------------------------------------------------
3/15/2005   $28.34      Yes         Yes     Commencing on 9/15/2009 and on the 15th   $2,036,000   $1,985,100
                                            of each month thereafter until Maturity,
                                            the Notes may be called in whole at par
                                            at the option of the Company on ten
                                            calendar days notice.
-------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.